Exhibit 99.1

SUREWEST REPORTS FIRST QUARTER 2011 RESULTS

Strong Broadband Growth Drives 1% Increase
in Consolidated Revenues and Adjusted EBITDA,
Offsetting Scheduled $1 million Telecom Subsidy Decline in the Quarter

•                  Broadband Business revenues increased 19% year-over-year driven by increases in customers and ARPU due to the success of wireless carrier backhaul and continued Kansas City business market growth

•                  Broadband Residential revenues increased 3% year-over-year due to 2% subscriber growth and a 5% increase in RGUs from growth in Advanced Digital TV and high-speed Internet

•                  Combined costs of $3.5 million from one-time debt refinancing and officer retirement expense impacted net income, which decreased by $2.2 million year-over-year to a net loss of $1.6 million

•                  Free cash flow of $2.7 million marks the eighth consecutive quarter of positive free cash flow

•                  Debt, net of cash and cash equivalents, was reduced by $11 million year-over-year resulting in a net debt to Adjusted EBITDA ratio of 2.38x

ROSEVILLE, CA – April 28, 2011 – SureWest Communications (NASDAQ: SURW) today announced operating results for the first quarter ended March 31, 2011.

Steve Oldham, SureWest’s president and chief executive officer, said, “Our momentum continued in the first quarter, supporting the company’s strategy of driving long-term Broadband growth. Revenue growth continues in line with our plan, reflective of excellent residential subscriber and RGU increases combined with business services ARPU growth. These results offset the anticipated Telecom subsidy declines we’ve previously discussed, which included a sequential reduction of $1 million in the first quarter. The planned subsidy reductions will be fully phased out in 2012.

“SureWest continues to increase top-line revenues and manage expenses as a result of the efforts of our talented employees. We are still early in the growth cycle for Advanced Digital TV and wireless carrier backhaul services, and our fiber network continues to over-perform to meet increasing bandwidth demands from customers. Adding new fiber homes in Kansas City and expanding Advanced Digital TV in Sacramento, combined with increases in revenue per customer, will drive further growth and long-term sustainable free cash flow. Short-term, network expansion will impact free cash flow; however, this is consistent with our historical trends of building network to drive long-term revenues and is the growth engine behind our success to date.”

The following table highlights financial results on a consolidated basis (dollars are in thousands):

	Y-O-Y comparison				Q-O-Q comparison
Consolidated	Q1’11	Q1’10	Change	%	Q4’10	Change	%
Broadband Revenue	$45,379	$42,577	$2,802	7%	$45,032	$347	1%
Telecom Revenue	15,176	17,611	(2,435)	(14%)	16,614	(1,438)	(9%)
Total Revenue	60,555	60,188	367	1%	61,646	(1,091)	(2%)
Adjusted EBITDA	19,721	19,468	253	1%	21,780	(2,059)	(9%)
Net Income (Loss)	(1,644)	527	(2,171)	(412%)	1,951	(3,595)	(184%)
Capital Expenditures	11,452	12,536	(1,084)	(9%)	13,289	(1,837)	(14%)
Net Cash Provided by Operating Activities	19,372	16,341	3,031	19%	17,044	2,328	14%
Free Cash Flow	2,679	3,097	(418)	(13%)	4,439	(1,760)	(40%)
Net Debt	197,119	208,063	(10,944)	(5%)	202,472	(5,353)	(3%)

See Non-GAAP measure notes near end of release, and Adjusted EBITDA, Free Cash Flow and Net Debt reconciliations for adjustments.

First Quarter Financial Results

Consolidated revenues increased 1% year-over-year to $60.6 million as Broadband revenues grew by $2.8 million, or 7%, more than offsetting Telecom revenue declines of $2.4 million, or 14%. Adjusted EBITDA increased 1% year-over-year to $19.7 million, with Broadband Adjusted EBITDA increasing 26% to account for 52% of total Adjusted EBITDA. Consolidated Adjusted EBITDA margin was 33% compared to 32% in the same period last year.

Operating expenses, exclusive of depreciation and amortization, increased 2% year-over-year to $42.8 million. This was primarily due to increases in residential video license fees and transport charges associated with growth, as well as one-time officer retirement expense of $888 thousand. These expenses were partially offset by reductions in labor and operating costs related to the cost saving initiatives completed in June 2010. Cost reductions were due to a decline in employee counts of 72 to a total of 817, reduced professional fees and office space consolidation, resulting in an estimated annualized savings of over $7 million.

Net loss for the quarter was $1.6 million compared to net income of $527 thousand in the same period last year primarily due to one-time debt refinancing and retirement costs of $3.5 million in the quarter. Earnings per share was negative $0.12 compared to $0.14 in the fourth quarter 2010 and $0.04 in the first quarter 2010.

Free cash flow, defined as net income (loss) plus depreciation and amortization less capital expenditures, was $2.7 million for the quarter, compared to $3.1 million in the first quarter 2010. The company expects capital expenditures and associated free cash flow to vary quarter to quarter based on fiber-to-the-home (FTTH) expansion in Kansas City and the resulting opportunities for additional residential and business services growth.

Cash and cash equivalents increased by $10 million sequentially, from $2.9 million in the fourth quarter 2010 to $12.9 million. During the quarter, SureWest entered into a new credit agreement refinancing $210 million in debt. Quarterly amortization payments of $3.75 million will commence on September 30, 2011. Total debt net of cash and cash equivalents (net debt) was $197.1 million, resulting in a net debt to Adjusted EBITDA ratio of 2.38x.

Capital expenditures totaled $11.5 million for the first quarter, a decrease from $12.5 million in the same period last year. The company expects to continue taking advantage of growth opportunities, as well as favorable tax treatment, and is targeting its 2011 capital spending on business sales opportunities and increases in residential RGUs. Beginning in the second quarter 2011, the company began to construct and pass 10,000 additional fiber homes that will be released throughout the year in Kansas City where it has experienced superior penetration levels. The existing Kansas City hybrid fiber coaxial (HFC) network has 40% penetration and the 11,600 new fiber homes passed in 2009 have already reached 34% penetration. Additionally, with minimal capital spend, the company is reaching 6,800 new homes in its ILEC territory with Advanced Digital TV service, increasing the percentage of triple-play marketable homes in the ILEC to 65%, up from 24% at the beginning of 2010. SureWest is reiterating projected 2011 capital expenditures of $60-70 million and anticipates long-term growth opportunities for this level of capital spend through mid-2013, which will also impact short-term free cash flow.

Broadband Segment Results

Broadband revenues increased 7% year-over-year and accounted for 75% of the company’s total revenues in the quarter, compared to 71% in the first quarter 2010. Broadband Adjusted EBITDA increased 26% year-over-year and now represents 52% of the company’s total Adjusted EBITDA. SureWest expects to continue increasing its Broadband revenues and Adjusted EBITDA through aggressive marketing to both residential and business customers. SureWest’s capital plan is focused on its core Broadband growth strategy, with approximately 25% of 2011 expenditures planned for network expansion and over 55% scheduled for success-based investment.

Broadband Residential:

Broadband Residential revenues increased 3% year-over-year to $31.8 million as a result of 5% growth in RGUs and a 1% increase in overall ARPU, primarily driven by new triple-play Advanced Digital TV customers in the ILEC. ARPU for the company’s FTTH and HFC networks decreased 1% year-over-year to $114 due to promotional discounts implemented in the second quarter of 2010 related to the launch of Advanced Digital TV.

New products and features like Advanced Digital TV, increased Internet speeds, additional HD channels, home networking and Internet security software have continued to create enhanced subscriber value and some pricing power. Competitors in the company’s markets are returning to more conservative promotional tactics, allowing SureWest to scale back its discounting programs. This should have a positive impact on ARPU moving forward.

In Sacramento, Advanced Digital TV continued to drive growth, increasing total net video RGUs by 8% year-over-year and 2% sequentially. SureWest served 15,800 Advanced Digital TV subscribers through the first quarter, representing 60% of the company’s video RGUs in Sacramento. Advanced Digital TV subscribers have an ARPU of $135, with approximately 98% bundling Internet and 85% subscribing to a triple-play.

Residential customer churn improved year-over-year and sequentially from 1.6% to 1.4% in the first quarter as a result of customer retention programs, value-added features and ongoing superior service levels.

To illustrate growth trends, Broadband RGUs and subscriber counts are detailed both year-over-year and sequentially in the table below:

	Q1 ‘11 vs. Q1 ‘10 Change			Q1 ‘11 vs. Q4 ‘10 Change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	7%	2%	5%	1%	1%	1%

Data RGUs	2%	4%	3%	0%	2%	1%

Video RGUs	15%	3%	8%	3%	1%	2%

Voice RGUs	11%	(1%)	5%	2%	0%	1%

Total Residential Subscribers	2%	3%	2%	0%	1%	1%

Broadband Business:
Broadband Business revenues increased by $2 million, or 19%, year-over-year to $12.6 million. Business customers increased 5% year-over-year to 7,800 and ARPU grew 13% from the prior year to $539. Broadband Business growth expectations remain high in both Sacramento and Kansas City. The Kansas City market grew ARPU by 8% year-over-year while increasing customer counts by 8%. The Sacramento market grew customer counts by 3% and ARPU grew by 17% driven by wireless backhaul and existing customers taking additional products such as data center services.

As of March 31, 2011, SureWest was billing for 198 wireless backhaul access points at annualized revenues of $2.5 million. Due to increased customer demand, the company beat expectations and is scheduled to be billing for over 360 connections currently under contract by the end of 2011; pulling forward an additional 60 access points that were previously scheduled for 2012. Opportunities exist and are currently being pursued to serve additional connections in each region.

Telecom Segment Results

Telecom revenues declined 14% year-over-year to $15.2 million due to the industry-wide trend of declines in access lines and access revenues. However, the Telecom segment has consistently generated Adjusted EBITDA margins greater than 40%, and continues to generate significant free cash flow, which is utilized to reduce debt and fund Broadband segment expansion. The company expects declines in Telecom revenues to flatten over the next two years, due to the phasing out of Telecom support mechanisms and the slowing of access line losses.

First quarter 2011 year-over-year consolidated ILEC voice RGU loss was 4,200, compared to a loss of 6,400 in the first quarter 2010. Also, the migration of existing Telecom ILEC access lines to Broadband Voice over IP (VoIP) enables the continued preservation of voice revenues on a consolidated basis. First quarter 2011 consolidated year-over-year loss in ILEC and CLEC voice RGUs combined was 4,400, compared to a loss of 8,200 in the first quarter 2010.

As the company focuses on growing its Broadband segment, the Telecom segment is expected to continue accounting for a smaller percentage of total revenues. For the first quarter 2011, Telecom revenues accounted for 25% of total company revenues compared to 29% in the first quarter 2010.

Telecom Residential:
Telecom Residential revenues declined 26% year-over-year to $3.6 million resulting from a 23% decline in Telecom voice RGUs. However, of the 8,200 year-over-year Telecom Residential voice RGU losses, 3,200, or 39%, migrated to the SureWest Broadband VoIP service.

Telecom Business:
Telecom Business revenues remained steady year-over-year at $8.4 million due to a data price increase in September 2010 offsetting a 6% decline in customers due to the impact on small businesses from competitive pressures and strained economic conditions causing some to go out of business. Telecom Business services revenues now represent 55% of the total segment revenues. The economic impact on businesses has been stabilizing over the last four quarters and the company expects to see growth through new commercial opportunities as the California economy recovers and vacancy rates improve.

Telecom Access:
Telecom Access revenues decreased by $1.1 million year-over-year to $3.1 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF) subsidy, the elimination of transport interconnection charges as of January 1, 2011 and the decline in switched access revenues related to access line loss. The annual CHCF subsidies are scheduled to be $2 million in 2011, a decrease from $4.1 million in 2010, and will be zero in 2012. Additionally, the elimination of transport interconnection charges will result in an estimated reduction of $2 million in full year 2011 intrastate access revenues.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures such as Adjusted EBITDA, free cash flow and net debt. Adjusted EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, severance and other related termination costs, and all other non-operating income/expenses. Free cash flow represents net income (loss) plus depreciation and amortization less capital expenditures. Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 5 p.m. Eastern Time on Thursday, April 28. Open to the public, a simultaneous live webcast of the call will be available from the company’s investor relations website at www.surw.com. A telephone replay of the call will be available shortly after completion through May 5, 2011 by calling 888.286.8010 and entering pass code 87034497. Visit www.surw.com for updates prior to the call. To receive SureWest financial news by email, please visit www.surw.com and subscribe to “Email Alerts.”

About SureWest
SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:

Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended
	March 31,	December 31,	$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$45,379	$45,032	$347	1%
Telecom	15,176	16,614	(1,438)	(9%)
Total operating revenues	60,555	61,646	(1,091)	(2%)

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	27,261	26,948	313	1%
Customer operations and selling	6,983	7,095	(112)	(2%)
General and administrative	8,548	6,828	1,720	25%
Depreciation and amortization	15,775	15,777	(2)	(0%)
Total operating expenses	58,567	56,648	1,919	3%

Income from operations	1,988	4,998	(3,010)	(60%)

Other income (expense):
Interest income	15	15	-	-
Interest expense	(4,416)	(2,157)	(2,259)	(105%)
Other, net	207	107	100	93%
Total other income (expense), net	(4,194)	(2,035)	(2,159)	(106%)

Income (loss) before income taxes	(2,206)	2,963	(5,169)	(174%)

Income tax expense (benefit)	(562)	1,012	(1,574)	(156%)

Net income (loss)	$(1,644)	$1,951	$(3,595)	(184%)

Basic and diluted earnings (loss) per common share	$(0.12)	$0.14	$(0.26)

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,784	13,694	90

Dividends declared per common share	$0.08	$-	$0.08

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended March 31,		$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$45,379	$42,577	$2,802	7%
Telecom	15,176	17,611	(2,435)	(14%)
Total operating revenues	60,555	60,188	367	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	27,261	25,617	1,644	6%
Customer operations and selling	6,983	7,510	(527)	(7%)
General and administrative	8,548	8,813	(265)	(3%)
Depreciation and amortization	15,775	15,106	669	4%
Total operating expenses	58,567	57,046	1,521	3%

Income from operations	1,988	3,142	(1,154)	(37%)

Other income (expense):
Interest income	15	18	(3)	(17%)
Interest expense	(4,416)	(1,643)	(2,773)	(169%)
Other, net	207	(166)	373	225%
Total other income (expense), net	(4,194)	(1,791)	(2,403)	(134%)

Income (loss) before income taxes	(2,206)	1,351	(3,557)	(263%)

Income tax expense (benefit)	(562)	824	(1,386)	(168%)

Net income (loss)	$(1,644)	$527	$(2,171)	(412%)

Basic and diluted earnings (loss) per common share	$(0.12)	$0.04	$(0.16)

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,784	14,002	(218)

Dividends declared per common share	$0.08	$-	$0.08

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; Amounts in thousands)

	March 31,	December 31,	$	%
	2011	2010	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$12,881	$2,937	$9,944	339%
Short-term investments	–	771	(771)	(100%)
Accounts receivable, net	19,865	20,298	(433)	(2%)
Income tax receivable	412	1,782	(1,370)	(77%)
Prepaid expenses	2,749	3,792	(1,043)	(28%)
Deferred income taxes	2,043	2,284	(241)	(11%)
Assets held for sale	6,009	6,009	-	-
Total current assets	43,959	37,873	6,086	16%

Property, plant and equipment, net
	510,523	514,639	(4,116)	(1%)
Intangible and other assets:
Customer relationships, net	2,329	2,632	(303)	(12%)
Goodwill	45,814	45,814	-	-
Deferred charges and other assets	5,386	2,223	3,163	142%
	53,529	50,669	2,860	6%
	$608,011	$603,181	$4,830	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11,250	$15,636	$(4,386)	(28)%
Accounts payable	1,963	2,885	(922)	(32)%
Other accrued liabilities	15,534	12,847	2,687	21%
Advance billings and deferred revenues	8,225	8,035	190	2%
Accrued compensation	7,186	6,998	188	3%
Total current liabilities	44,158	46,401	(2,243)	(5%)

Long-term debt	198,750	189,773	8,977	5%
Deferred income taxes	55,641	56,661	(1,020)	(2%)
Accrued pension and other post-retirement benefits	34,150	33,815	335	1%
Other liabilities and deferred revenues	4,455	4,473	(18)	(0%)

Commitments and contingencies

Shareholders’ equity:
Common stock, without par value; 100,000 shares authorized, 14,091 and 13,866 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	144,953	143,309	1,644	1%
Accumulated other comprehensive loss	(15,141)	(15,081)	(60)	(0%)
Retained earnings	141,045	143,830	(2,785)	(2%)
Total shareholders’ equity	270,857	272,058	(1,201)	(0)%
	$608,011	$603,181	$4,830	1%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Consolidated Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	Quarter Ended March 31, 2011	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31			$ chg	%	$ chg	%
Operating revenues (1)
Broadband	$42,577	$43,076	$43,861	$45,032	$174,546	$45,379	$2,802	7%	$347	1%
Telecom	17,611	17,472	17,256	16,614	68,953	15,176	(2,435)	(14%)	(1,438)	(9%)

Total operating revenues	60,188	60,548	61,117	61,646	243,499	60,555	367	1%	(1,091)	(2%)

Operating expenses (1)	41,940	43,249	40,420	40,871	166,480	42,792	852	2%	1,921	5%
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	669	4%	(2)	(0%)
Income from operations	$3,142	$2,037	$5,017	$4,998	$15,194	$1,988	$(1,154)	(37%)	$(3,010)	(60%)

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss)

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	Quarter Ended March 31, 2011	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31			$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$(2,171)	(412%)	$(3,595)	(184%)
Add: income tax expense	824	190	1,328	1,012	3,354	(562)	(1,386)	(168%)	(1,574)	(156%)
Less: other (income)/expense	1,791	2,374	2,285	2,035	8,485	4,194	2,403	134%	2,159	106%
Income from operations	3,142	2,037	5,017	4,998	15,194	1,988	(1,154)	(37%)	(3,010)	(60%)
Add (subtract):
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	669	4%	(2)	(0%)
Non-cash pension expense	420	341	371	371	1,503	313	(107)	(25%)	(58)	(16%)
Non-cash stock compensation expense	800	1,144	267	634	2,845	1,645	845	106%	1,011	159%
Severance and other related costs (3)	-	1,144	-	-	1,144	-	-	-	-	-
Adjusted EBITDA (2)	$19,468	$19,928	$21,335	$21,780	$82,511	$19,721	$253	1%	$(2,059)	(9%)

Adjusted EBITDA margin	32%	33%	35%	35%	34%	33%

Consolidated Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	Quarter Ended March 31, 2011	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31			$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$(2,171)	(412%)	$(3,595)	(184%)
Add: Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	669	4%	(2)	(0%)
Less: Capital expenditures	(12,536)	(13,878)	(12,857)	(13,289)	(52,560)	(11,452)	1,084	9%	1,837	14%
Free cash flow (4)	$3,097	$857	$4,227	$4,439	$12,620	$2,679	$(418)	(13%)	$(1,760)	(40%)

Consolidated Net Debt Ratio

	For 2010 Quarters Ended:					Quarter Ended March 31, 2011	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31			$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$215,045	$219,045	$209,045	$205,409		$210,000	$(5,045)	(2%)	$4,591	2%
Less: Cash and cash equivalents	(6,982)	(6,154)	(3,215)	(2,937)		(12,881)	(5,899)	(84%)	(9,944)	(339%)
Net Debt (5)	$208,063	$212,891	$205,830	$202,472		$197,119	$(10,944)	(5%)	$(5,353)	(3%)

Ratio of Net Debt to Adjusted EBITDA:
Net Debt	$208,063	$212,891	$205,830	$202,472		$197,119

Divided by: Adjusted EBITDA (TTM)	$77,873	$77,942	$80,316	$82,511		$82,764

Ratio of net debt to Adjusted EBITDA (6)	2.67	2.73	2.56	2.45		2.38

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Broadband Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	Quarter Ended March 31, 2011	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31			$ chg	%	$ chg	%
Data	$12,248	$12,145	$12,100	$12,385	$48,878	$12,516	$268	2%	$131	1%
Video	12,219	12,166	12,151	12,603	49,139	12,789	570	5%	186	1%
Voice	6,507	6,600	6,704	6,650	26,461	6,526	19	0%	(124)	(2%)
Total residential revenues	30,974	30,911	30,955	31,638	124,478	31,831	857	3%	193	1%
Business	10,570	11,253	11,979	12,407	46,209	12,614	2,044	19%	207	2%
Access	727	541	481	486	2,235	556	(171)	(24%)	70	14%
Other	306	371	446	501	1,624	378	72	24%	(123)	(25%)
Total operating revenues from external customers	42,577	43,076	43,861	45,032	174,546	45,379	2,802	7%	347	1%
Intersegment revenues	168	145	110	141	564	160	(8)	(5%)	19	13%
Total operating revenues	42,745	43,221	43,971	45,173	175,110	45,539	2,794	7%	366	1%

Operating expenses without depreciation	35,137	36,003	34,304	34,838	140,282	36,337	1,200	3%	1,499	4%
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	508	4%	(4)	(0%)
Loss from operations	$(4,572)	$(4,922)	$(2,942)	$(2,357)	$(14,793)	$(3,486)	$1,086	24%	$(1,129)	(48%)

Broadband Reconciliation of Adjusted EBITDA to Net Loss

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	Quarter Ended March 31, 2011	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31			$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(685)	(18%)	$(2,603)	(144%)
Add: income tax benefits	(2,504)	(2,867)	(2,066)	(2,456)	(9,893)	(2,928)	(424)	(17%)	(472)	(19%)
Less: other (income)/expense	1,652	2,214	2,206	1,901	7,973	3,847	2,195	133%	1,946	102%
Loss from operations	(4,572)	(4,922)	(2,942)	(2,357)	(14,793)	(3,486)	1,086	24%	(1,129)	(48%)
Add (subtract):
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	508	4%	(4)	(0%)
Non-cash pension expense	205	162	181	179	727	153	(52)	(25%)	(26)	(15%)
Non-cash stock compensation expense	386	560	160	343	1,449	978	592	153%	635	185%
Severance and other related costs (3)	-	469	-	-	469	-	-	-	-	-
Adjusted EBITDA (2)	$8,199	$8,409	$10,008	$10,857	$37,473	$10,333	$2,134	26%	$(524)	(5%)

Adjusted EBITDA margin	19%	19%	23%	24%	21%	23%

Broadband Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	Quarter Ended March 31, 2011	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31			$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(685)	(18%)	$(2,603)	(144%)
Add: Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	508	4%	(4)	(0%)
Less: Capital expenditures	(8,723)	(11,805)	(11,370)	(12,046)	(43,944)	(9,574)	(851)	(10%)	2,472	21%
Free cash flow (4)	$(263)	$(3,934)	$(1,843)	$(1,156)	$(7,196)	$(1,291)	$(1,028)	(391%)	$(135)	(12%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Telecom Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31, 2011	$ chg	%	$ chg	%
Residential	$4,868	$4,479	$4,086	$3,843	$17,276	$3,592	$(1,276)	(26%)	$(251)	(7%)
Business	8,418	8,400	8,750	8,592	34,160	8,394	(24)	(0%)	(198)	(2%)
Access	4,160	4,408	4,274	4,053	16,895	3,054	(1,106)	(27%)	(999)	(25%)
Other	165	185	146	126	622	136	(29)	(18%)	10	8%
Total operating revenues from external customers	17,611	17,472	17,256	16,614	68,953	15,176	(2,435)	(14%)	(1,438)	(9%)
Intersegment revenues	4,919	5,091	5,275	5,352	20,637	5,296	377	8%	(56)	(1%)
Total operating revenues	22,530	22,563	22,531	21,966	89,590	20,472	(2,058)	(9%)	(1,494)	(7%)

Operating expenses without depreciation	11,890	12,482	11,501	11,526	47,399	11,911	21	0%	385	3%
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	161	6%	2	0%
Income from operations	$7,714	$6,959	$7,959	$7,355	$29,987	$5,474	$(2,240)	(29%)	$(1,881)	(26%)

Telecom Reconciliation of Adjusted EBITDA to Net Income

	For 2010 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31, 2011	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$(1,486)	(35%)	$(992)	(26%)
Add: income tax expense	3,328	3,057	3,394	3,468	13,247	2,366	(962)	(29%)	(1,102)	(32%)
Less: other (income)/expense	139	160	79	134	512	347	208	150%	213	159%
Income from operations	7,714	6,959	7,959	7,355	29,987	5,474	(2,240)	(29%)	(1,881)	(26%)
Add (subtract):
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	161	6%	2	0%
Non-cash pension expense	215	179	190	192	776	160	(55)	(26%)	(32)	(17%)
Non-cash stock compensation expense	414	584	107	291	1,396	667	253	61%	376	129%
Severance and other related costs (3)	-	675	-	-	675	-	-	-	-	-
Adjusted EBITDA (2)	$11,269	$11,519	$11,327	$10,923	$45,038	$9,388	$(1,881)	(17%)	$(1,535)	(14%)

Adjusted EBITDA margin	50%	51%	50%	50%	50%	46%

Telecom Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31, 2011	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$(1,486)	(35%)	$(992)	(26%)
Add: Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	161	6%	2	0%
Less: Capital expenditures	(3,218)	(1,729)	(1,442)	(897)	(7,286)	(1,704)	1,514	47%	(807)	(90%)
Free cash flow (4)	$3,955	$5,135	$6,115	$5,941	$21,146	$4,144	$189	5%	$(1,797)	(30%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses. Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the Adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Consolidated free cash flow includes capital expenditures for our corporate operating unit. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA based on a trailing twelve month (TTM) period. This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarter Ended

BROADBAND	3/31/2011 [1]	3/31/2010 [1]	Change	% Change	12/31/2010 [1]	Change	% Change
Residential
Video
Marketable Homes [2]	272,600	261,900	10,700	4%	271,800	800	0%
RGUs	63,100	58,500	4,600	8%	61,800	1,300	2%
Penetration [2]	23.1%	22.3%	0.8%	4%	22.7%	0.4%	2%
ARPU	$68	$70	($2)	(2%)	$68	$0	(0%)
Voice
Marketable Homes	311,600	309,900	1,700	1%	311,300	300	0%
RGUs	75,600	71,800	3,800	5%	74,900	700	1%
Penetration	24.3%	23.2%	1.1%	5%	24.1%	0.2%	1%
ARPU	$29	$30	($1)	(5%)	$30	($1)	(2%)
Data
Marketable Homes	311,600	309,900	1,700	1%	311,300	300	0%
RGUs	100,300	97,500	2,800	3%	99,400	900	1%
Penetration	32.2%	31.5%	0.7%	2%	31.9%	0.3%	1%
ARPU	$42	$42	$0	(0%)	$42	$0	0%
Total
RGUs	239,000	227,800	11,200	5%	236,100	2,900	1%

Subscriber totals
Subscribers [3]	104,900	102,500	2,400	2%	104,100	800	1%
Penetration	33.7%	33.1%	0.6%	2%	33.4%	0.2%	1%
ARPU [4]	$102	$101	$1	1%	$101	$1	0%
Triple Play ARPU [5]	$114	$116	($2)	(1%)	$115	($1)	(0%)
Triple Play RGUs per Subscriber [5]	2.52	2.53	(0.01)	(0%)	2.53	(0.01)	(0%)
Churn	1.4%	1.6%	-0.2%	(10%)	1.6%	-0.2%	(10%)

Business [6]
Customers	7,800	7,400	400	5%	7,800	0	0%
ARPU	$539	$479	$60	13%	$535	$4	1%

TELECOM	3/31/2011	3/31/2010	Change	% Change	12/31/2010	Change	% Change
Residential
Voice
Marketable Homes	91,700	91,100	600	1%	91,500	200	0%
RGUs [7]	27,300	35,500	(8,200)	(23%)	28,900	(1,600)	(6%)
Cumulative Migration to Broadband Voice [8]	16,100	12,900	3,200	25%	15,400	700	5%
Penetration	29.8%	39.0%	-9.2%	(24%)	31.6%	-1.8%	(6%)
ARPU	$43	$44	($1)	(3%)	$43	$0	(1%)
Churn [9]	1.8%	2.3%	-0.6%	(24%)	2.0%	-0.2%	(10%)

Business [6]
Customers	7,800	8,300	(500)	(6%)	7,900	(100)	(1%)
ARPU	$356	$334	$22	7%	$359	($3)	(1%)

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2011 [1]	3/31/2010 [1]	Change	% Change	12/31/2010 [1]	Change	% Change
ILEC Voice RGUs
Broadband	21,500	17,500	4,000	23%	21,000	500	2%
Telecom	27,300	35,500	(8,200)	(23%)	28,900	(1,600)	(6%)
Total ILEC Voice RGUs [10]	48,800	53,000	(4,200)	(8%)	49,900	(1,100)	(2%)
CLEC Residential Voice RGUs [11]	54,100	54,300	(200)	(0%)	53,900	200	0%
TOTAL Residential Voice RGUs [12]	102,900	107,300	(4,400)	(4%)	103,800	(900)	(1%)

NETWORK METRICS	3/31/2011	3/31/2010	Change	% Change	12/31/2010	Change	% Change
Marketable Homes - Fiber	148,700	147,700	1,000	1%	148,500	200	0%
Marketable Homes - HFC	93,700	93,000	700	1%	93,600	100	0%
Marketable Homes - Copper 2-Play	39,000	47,900	(8,900)	(19%)	39,600	(600)	(2%)
Marketable Homes - Copper 3-Play	30,200	21,300	8,900	42%	29,600	600	2%
Total	311,600	309,900	1,700	1%	311,300	300	0%

Note:  The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[1] During the third quarter of 2010, we revised our methodology to obtain Broadband residential subscribers, RGUs and business customer counts.  The revised methodology facilitates the consistent application of customer counts within the Broadband segment.  Accordingly, the metrics previously reported for 2010, 2009 & 2008 have been revised to conform to current practice.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)

As of and for the Quarter Ended

BROADBAND	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]	3/31/2011 [1]
Residential
Video
Marketable Homes [2]	211,000	217,700	221,700	232,400	236,500	239,800	240,000	240,500	261,900	265,100	268,500	271,800	272,600
RGUs	55,100	57,000	58,400	60,000	59,900	59,000	59,000	58,900	58,500	60,200	61,200	61,800	63,100
Quarterly change	600	1,900	1,400	1,600	(100)	(900)	0	(100)	(400)	1,700	1,000	600	1,300
Year-over-Year change	2,700	4,000	4,600	5,500	4,800	2,000	600	(1,100)	(1,400)	1,200	2,200	2,900	4,600
Penetration [2]	24.9%	25.0%	25.2%	24.7%	24.4%	23.7%	23.8%	23.7%	22.3%	22.7%	22.8%	22.7%	23.1%
ARPU	$64	$62	$59	$59	$65	$67	$66	$68	$70	$68	$67	$68	$68
Voice
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600
RGUs	53,500	56,300	59,700	63,200	66,000	67,700	70,000	71,300	71,800	73,900	74,900	74,900	75,600
Quarterly change	300	2,800	3,400	3,500	2,800	1,700	2,300	1,300	500	2,100	1,000	0	700
Year-over-Year change	1,500	3,800	6,900	9,900	12,500	11,400	10,300	8,100	5,800	6,200	4,900	3,600	3,800
Penetration	18.8%	19.4%	20.2%	20.9%	21.5%	22.0%	22.7%	23.1%	23.2%	23.8%	24.1%	24.1%	24.3%
ARPU	$33	$33	$32	$32	$33	$33	$31	$30	$30	$30	$30	$30	$29
Data
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600
RGUs	91,500	93,700	95,400	97,100	97,800	97,400	97,600	98,300	97,500	98,900	99,200	99,400	100,300
Quarterly change	1,400	2,200	1,700	1,700	700	(400)	200	700	(800)	1,400	300	200	900
Year-over-Year change	6,000	6,500	6,600	7,000	6,300	3,700	2,200	1,200	(300)	1,500	1,600	1,100	2,800
Penetration	32.0%	32.2%	32.3%	32.0%	31.8%	31.6%	31.6%	31.8%	31.5%	31.9%	31.9%	31.9%	32.2%
ARPU	$39	$37	$36	$36	$37	$38	$38	$40	$42	$41	$41	$42	$42
Total
RGUs	200,100	207,000	213,500	220,300	223,700	224,100	226,600	228,500	227,800	233,000	235,300	236,100	239,000
Quarterly change	2,300	6,900	6,500	6,800	3,400	400	2,500	1,900	(700)	5,200	2,300	800	2,900
Year-over-Year change	10,200	14,300	18,100	22,400	23,600	17,100	13,100	8,200	4,100	8,900	8,700	7,600	11,200

Subscriber totals
Subscribers [3]	97,500	99,500	101,100	103,000	103,300	102,400	103,000	103,100	102,500	103,600	104,000	104,100	104,900
Penetration	34.0%	34.1%	34.1%	33.9%	33.5%	33.1%	33.3%	33.3%	33.1%	33.4%	33.4%	33.4%	33.7%
ARPU [4]	$85	$88	$87	$88	$93	$97	$95	$99	$101	$100	$99	$101	$102
Triple Play ARPU [5]	$110	$108	$105	$106	$111	$114	$111	$114	$116	$115	$113	$115	$114
Triple Play RGUs per Subscriber [5]	2.55	2.56	2.56	2.56	2.56	2.55	2.54	2.54	2.53	2.54	2.53	2.53	2.52
Churn	1.4%	1.4%	1.7%	1.4%	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%	1.7%	1.6%	1.4%

Business [6]
Customers	6,200	6,400	6,600	6,800	6,900	7,000	7,200	7,300	7,400	7,500	7,700	7,800	7,800
ARPU	$403	$441	$477	$451	$467	$459	$467	$476	$479	$502	$526	$535	$539

TELECOM	3/31/2008	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011
Residential
Voice
Marketable Homes	89,900	90,000	90,500	90,800	90,800	90,900	90,900	91,000	91,100	91,200	91,400	91,500	91,700
RGUs [7]	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300
Cumulative Migration to Broadband Voice [8]	0	1,400	2,900	4,700	6,900	9,000	10,700	11,800	12,900	14,000	14,900	15,400	16,100
Penetration	74.3%	69.9%	64.6%	59.5%	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%	33.6%	31.6%	29.8%
ARPU	$44	$44	$43	$43	$44	$45	$45	$45	$44	$44	$43	$43	$43
Churn [9]	2.3%	2.1%	2.4%	2.2%	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%	2.1%	2.0%	1.8%

Business [6]
Customers	9,600	9,600	9,400	9,200	9,000	8,900	8,700	8,500	8,300	8,200	8,000	7,900	7,800
ARPU	$311	$341	$354	$327	$332	$339	$329	$334	$334	$340	$360	$359	$356

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]	3/31/2011 [1]
ILEC Voice RGUs
Broadband	100	2,000	4,400	7,100	9,900	12,400	14,700	16,200	17,500	19,000	20,400	21,000	21,500
Telecom	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300
Total ILEC Voice RGUs [10]	66,900	64,900	62,900	61,100	59,400	57,500	56,000	54,700	53,000	51,800	51,100	49,900	48,800
Quarterly change	(2,300)	(2,000)	(2,000)	(1,800)	(1,700)	(1,900)	(1,500)	(1,300)	(1,700)	(1,200)	(700)	(1,200)	(1,100)
Year-over-Year change	(10,400)	(9,600)	(8,200)	(8,100)	(7,500)	(7,400)	(6,900)	(6,400)	(6,400)	(5,700)	(4,900)	(4,800)	(4,200)

CLEC Residential Voice RGUs [11]	53,400	54,300	55,300	56,100	56,100	55,300	55,300	55,100	54,300	54,900	54,500	53,900	54,100
Quarterly change	200	900	1,000	800	0	(800)	0	(200)	(800)	600	(400)	(600)	200
Year-over-Year change	1,400	1,800	2,500	2,800	2,700	1,000	0	(1,000)	(1,800)	(400)	(800)	(1,200)	(200)

TOTAL Residential Voice RGUs [12]	120,300	119,200	118,200	117,200	115,500	112,800	111,300	109,800	107,300	106,700	105,600	103,800	102,900
Quarterly change	(2,100)	(1,100)	(1,000)	(1,000)	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)	(1,100)	(1,800)	(900)
Year-over-Year change	(9,000)	(7,800)	(5,700)	(5,300)	(4,800)	(6,400)	(6,900)	(7,400)	(8,200)	(6,100)	(5,700)	(6,000)	(4,400)

NETWORK METRICS	3/31/2008	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011
Marketable Homes - Fiber	119,900	125,700	129,000	138,800	142,900	146,900	147,100	147,600	147,700	147,900	148,300	148,500	148,700
Marketable Homes - HFC	91,100	92,000	92,700	93,600	93,600	92,900	92,900	92,900	93,000	93,200	93,600	93,600	93,700
Marketable Homes - Copper 2-Play	75,600	74,500	74,900	71,800	71,700	69,500	69,400	69,200	47,900	45,300	42,700	39,600	39,000
Marketable Homes - Copper 3-Play	0	0	0	0	0	0	0	0	21,300	24,000	26,600	29,600	30,200
Total	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600

[1-12]  See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison